AMENDMENT TO UNDERWRITING AGREEMENT

This Amendment, dated as of April 30, 2013, made by and between Matthews International Funds d/b/a Matthews Asia Funds (the “Trust”) and Foreside Funds Distributors LLC (“Foreside,” and together with the Trust, the “Parties”).

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Underwriting Agreement, dated as of April 4, 2012, by and between the Trust and Foreside (the “Agreement”).

WITNESSETH THAT:

WHEREAS, the Parties originally entered into the Agreement, wherein Foreside agreed to provide certain services to the Trust; and

WHEREAS, the Parties wish to amend the Agreement to set forth each series of the Trust covered by the Agreement and to provide for the addition of two separate new series of the Trust.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1.          The addition of Schedule A, as attached hereto, to the Agreement, which sets forth each series of the Trust covered by the Agreement, including the two separate new series of the Trust, Matthews Asia Focus Fund and Matthews Emerging Asia Fund.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment, including Schedule A attached hereto, to be signed by their duly authorized officers as of the date set forth below.

FORESIDE FUNDS DISTRIBUTORS LLC		MATTHEWS INTERNATIONAL FUNDS
d/b/a MATTHEWS ASIA FUNDS

By:	/s/ Mark Fairbanks	By:	/s/ John P. McGowan
Name: Mark Fairbanks		Name: John P. McGowan
Title: President		Title: Vice President and Secretary
Date: April 30, 2013		Date: April 30, 2013

Schedule A

List of Funds

Matthews Asian Growth and Income Fund

Matthews Asia Dividend Income Fund

Matthews China Dividend Fund

Matthews Asia Growth Fund

Matthews Pacific Tiger Fund

Matthews China Fund

Matthews India Fund

Matthews Japan Fund

Matthews Korea Fund

Matthews Asia Small Companies Fund

Matthews China Small Companies Fund

Matthews Asia Science and Technology Fund

Matthews Asia Strategic Income Fund

Matthews Asia Focus Fund

Matthews Emerging Asia Fund